UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 23, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 5 Pages.
Exhibit Index Appears on Page 4

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 23, 2004, Chesapeake Corporation issued a press release announcing that it has completed the redemption of 40 million pounds sterling principal amount of its 10-3/8% senior subordinated notes due 2011. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1

Chesapeake Corporation press release, issued on April 23, 2004, announcing that it has completed the redemption of 40 million pounds sterling principal amount of its outstanding 10-3/8% senior subordinated notes due 2011 at a redemption price of 110.375% of the principal amount, plus accrued and unpaid interest to the redemption date, or an aggregate redemption price of approximately $82.6 million.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: April 23, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Chesapeake Corporation press release, issued on April 23, 2004, announcing that it has completed the redemption of 40 million pounds sterling principal amount of its outstanding 10-3/8% senior subordinated notes due 2011 at a redemption price of 110.375% of the principal amount, plus accrued and unpaid interest to the redemption date, or an aggregate redemption price of approximately $82.6 million.

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